Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Energie LLC on Form S-1, of my report dated July 1, 2014 on the financial statements of Energie LLC for the years ended December 31, 2013 and 2012.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

s:/ BF Borgers CPA PC

Certified Public Accountants

Denver, Colorado

October 6, 2014